UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015 (November 17, 2015)

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01 Regulation FD Disclosure.

Cardax, Inc. (the “Company”) announced today that it has received official notification from the U.S. Patent Office that the Company was awarded a U.S. patent covering the use of CDX-085 and the Company’s other patented compounds for reduction of tissue damage associated with inflammation. The patent also protects the use of these Cardax compounds in combination with well-known anti-inflammatory treatments such as prednisone and other steroids as well as celecoxib, aspirin, naproxen, ibuprofen, and other NSAIDs.

The patent was issued as United States Patent 9,180,111 on November 10, 2015, and brings the total number of issued Cardax patents to 21, with 14 in the U.S. and 7 abroad.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the exhibits hereto are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Released Dated November 17, 2015 (Filed Herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2015

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer